UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2020

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2020, Berry Corporation (bry) and Berry Petroleum Company, LLC (collectively, the “Company”) completed a borrowing base redetermination and entered into Limited Waiver and Amendment No. 5 to Credit Agreement (the “Amendment”), with the lenders under that certain Credit Agreement, dated as of July 31, 2017 (as amended, supplemented or otherwise modified to date, the “Credit Agreement”). The Amendment, among other changes to the Credit Agreement described in the Amendment, (1) decreases the Company’s borrowing base to $200 million, (2) decreases the Company’s elected commitment to $200 million, (3) limits the maximum borrowing availability under the Credit Agreement to $150 million until the next semi-annual borrowing base redetermination that is scheduled to occur on or about November 1, 2020, (4) implements certain anti-cash hoarding provisions, including the requirement to repay outstanding loans on a weekly basis in the amount of any cash on the balance sheet (subject to certain exceptions) in excess of $30.0 million, (5) waives certain events of default arising from the failure to timely deliver certain hedging reports; and (6) further limits dividends and share repurchases.

The description above is qualified in its entirety by the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

The Company undertakes no duty or obligation to publicly update or revise the information contained in this current report on Form 8-K, although the Company may do so from time to time as management believes is warranted or as required by law. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission (the “SEC”), through press releases or through other public disclosure, including disclosure on the Company’s website.

Item 7.01	Regulation FD Disclosure.

On June 26, 2020, the Company issued a press release announcing the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K, and is incorporated by reference.

The information contained in this current report on Form 8-K and Exhibit 99.1 furnished hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Statements contained in Exhibit 99.1 to this current report on Form 8-K that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no duty or obligation to publicly update or revise the information, including any forward-looking statement, contained in this current report on Form 8-K, although the Company may do so from time to time as management believes is warranted or as required by law. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure, including disclosure on the Company’s website.

Investors are urged to consider carefully the disclosure in the Company’s filings with the SEC, available via the Company’s website or from the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Limited Waiver and Amendment No. 5 to Credit Agreement, dated as of June 23, 2020, among Berry Petroleum Company, LLC, as borrower, Berry Corporation (bry), as parent, Wells Fargo Bank, National Association, as administrative agent and the lenders and other parties thereto

99.1	Press Release dated June 26, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 26, 2020

Berry Corporation (bry)

By:	/s/ Danielle Hunter
Danielle Hunter
Executive Vice President, General Counsel and Corporate Secretary